Exhibit 8.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com

FIRM / AFFILIATE OFFICES
March 12, 2018 Landmark Infrastructure Partners LP 2141 Rosecrans Avenue, Suite 2100 El Segundo, CA 90245 Re: Landmark Infrastructure Partners LP Ladies and Gentlemen:	Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh Rome San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

We have acted as United States special tax counsel to Landmark Infrastructure Partners LP, a Delaware limited partnership (the “Partnership”), in connection with (i) the offer and sale from time to time by the Partnership of common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate offering price of up to $50,000,000, included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on December 2, 2015 (Registration No. 333-208316), as amended (the “2015 Registration Statement”) and the prospectus supplement dated February 16, 2016 (the “Common Unit ATM Prospectus Supplement”) to the prospectus dated December 30, 2015 (the “2015 Base Prospectus” and together with the Common Unit ATM Prospectus Supplement, the “Common Unit ATM Prospectus”); (ii) the filing of a registration statement on Form S-4 under the Act, initially filed with the Commission on February 16, 2016 (Registration No. 333-209533), as amended (the “UEP Registration Statement”), including a prospectus dated March 10, 2016 (the “UEP Prospectus”), relating to the registration for issuance and sale from time to time of up to 5,000,000 Common Units; (iii) the offer and sale from time to time by the Partnership of cumulative redeemable perpetual preferred units representing limited partner interests in the Partnership (“Series A Preferred Units”), having an aggregate offering price of up to $50,000,000, included in the 2015 Registration Statement and the prospectus supplement dated March 30, 2016 (the “Series A Preferred Unit ATM Prospectus Supplement”) to the 2015 Base Prospectus (the 2015 Base Prospectus and the Series A Preferred Unit ATM Prospectus Supplement, together, are referred to herein as the “Series A Preferred Unit ATM Prospectus”); and (iv) the offer and sale from time to time by the Partnership of cumulative redeemable perpetual preferred units representing limited partner interests in the Partnership (“Series B Preferred Units”), having an aggregate offering price of up to $50,000,000, included in a

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registration statement on Form S-3 under the Act, initially filed with the Commission on February 23, 2017 (Registration No. 333-216190), as amended (the “2017 Registration Statement”) and the prospectus supplement dated March 30, 2017 (the “Series B Preferred Unit ATM Prospectus Supplement”) to the prospectus dated March 27, 2017 (together with the Series B Preferred Unit ATM Prospectus Supplement, the “Series B Preferred Unit ATM Prospectus”). In order to provide updated disclosure regarding the material United States federal income tax consequences associated with the purchase, ownership and disposition of the Common Units, Series A Preferred Units and Series B Preferred Units, the Partnership filed with the Commission a current report on Form 8-K dated on or about the date hereof, Exhibit 99.1 of which contains updated disclosure (the “Discussion”) that replaces in their entirety (w) the statements in the UEP Prospectus under the caption “Material Federal Income Tax Consequences of Common Unit Ownership,” (x) the statements in the Common Unit ATM Prospectus under the caption “Material Tax Considerations,” (y) the statements in the Series A Preferred Unit ATM Prospectus under the caption “Material Tax Considerations” and (z) the statements in the Series B Preferred Unit ATM Prospectus under the caption “Material Tax Considerations.”

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the 2015 Registration Statement, the Common Unit ATM Prospectus, the UEP Registration Statement, the UEP Prospectus, the Series A Preferred Unit ATM Prospectus, the 2017 Registration Statement, the Series B Preferred Unit ATM Prospectus (collectively, the “Transaction Documents”) and the Partnership’s responses to our examinations and inquiries.

In our capacity as United States special tax counsel to the Partnership, we have, with your consent, made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or representations. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us that are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transactions only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

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Based on such facts, assumptions and representations and subject to the limitations set forth herein, in the Transaction Documents and the Officer’s Certificate, the statements in the Discussion, insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the material U.S. federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Transaction Documents and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Common Unit ATM Prospectus Supplement, the UEP Prospectus, the Series A Preferred Unit ATM Prospectus Supplement and the Series B Preferred Unit ATM Prospectus Supplement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K of the Partnership and to the incorporation by reference of this opinion to the Common Unit ATM Prospectus Supplement, the UEP Prospectus, the Series A Preferred Unit ATM Prospectus Supplement and the Series B Preferred Unit ATM Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP